UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013 (December 26, 2012)

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 26, 2012, National HealthCare Corporation entered into a Purchase and Sale Agreement and an extension of its Master Agreement to Lease with National Health Investors, Inc. ("NHI") pursuant to which NHC has agreed to acquire six skilled health care centers.  The six centers, which are located in Columbia (2), Knoxville and Springfield, Tennessee, Madisonville, Kentucky and Rossville, Georgia, have been leased by NHC since 1991 and have a total of 650 beds.  The purchase price is $21 million and the transaction will close on December 31, 2013.

In addition, upon closing, the Master Agreement to Lease with NHI will be extended through December 31, 2026 for 38 skilled health care centers and three independent living centers.  With the purchase of the six previously leased centers mentioned above, NHC's lease payment will decrease by $2.95 million beginning in 2014.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Copy of press release issued on December 28, 2012 by National HealthCare Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

January 2, 2013

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Stephen F. Flatt

Name: Stephen F. Flatt

Title:   President